As filed with Securities and Exchange Commission on April 30, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QUIDEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2573850
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
QUIDEL CORPORATION 2001 EQUITY INCENTIVE PLAN
(Full title of the plan)
Robert J. Bujarski
Senior Vice President, General Counsel and Corporate Secretary
Quidel Corporation
10165 McKellar Court
San Diego, California 92121
(858) 552-1100
(Name, address and telephone number (including area code) of agent for service)
With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004
(602) 382-6000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered (1)	price per share (2)	price (2)	registration fee
Common Stock ($0.001 par value)	1,350,000	$14.48	$19,548,000	$1,393.77

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). Also includes associated preferred stock purchase rights to purchase shares of the Registrant’s Common Stock, which rights are not currently separable from the shares of Common Stock and are not currently exercisable.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on April 28, 2010.

INTRODUCTION
     This registration statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation (“Quidel” or the “Registrant”), to register an additional 1,350,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), which may be offered or sold under the Quidel Corporation 2001 Equity Incentive Plan (the “Plan”). The offer or sale of such shares under the Plan was approved by the Registrant’s stockholders at its 2009 annual meeting. This registration statement relates to the registration statements on Form S-8 (Nos. 333-67444, 333-116971 and 333-144383) that were filed by the Registrant on August 13, 2001, June 29, 2004 and July 6, 2007, respectively. The contents of those registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. The Registrant previously paid an aggregate of $6,088.63 in filing fees in connection with filing the above-referenced registration statements (including $186.75 of filing fees paid in connection with the registration of additional shares to be offered or sold under another equity plan of the Registrant).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number	Description	Page or Method of Filing

4.1	Certificate of Incorporation, as amended	Filed as Exhibit 3.1 to Quidel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference

4.2	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of series C Junior Participating Preferred Stock of Quidel Corporation	Filed as Exhibit 1(A) to Quidel’s Registration Statement on Form 8-A filed on January 14, 1997, and incorporated herein by reference

4.3	Amended and Restated Rights Agreement dated as of December 29, 2006 between Quidel and American Stock Transfer and Trust Company, as Rights Agent	Filed as Exhibit 4.1 to Quidel’s Form 8-K filed on January 5, 2007, and incorporated herein by reference

4.4	Amended and Restated Bylaws	Filed as Exhibit 3.2 to Quidel’s Form 8-K filed on November 8, 2000, and incorporated herein by reference

4.5	Amended and Restated 2001 Equity Incentive Plan, effective as of May 12, 2009	Filed as Exhibit 10.1 to Quidel’s Form 8-K filed on May 18, 2009, and incorporated herein by reference

4.6	Form of Restricted Stock/Stock Option Agreement used in connection with the Registrant’s Amended and Restated 2001 Equity Incentive Plan	Filed as Exhibit 10.6 to Quidel’s Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, Independent Public Accountants	Filed herewith

23.3	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

Exhibit
Number	Description	Page or Method of Filing

99.1	Form of Indemnification Agreement—Corporate Officer and/or Director	Filed as Exhibit 10.1 to Quidel’s Form 8-K filed on August 23, 2005, and incorporated herein by reference

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 30th day of April, 2010.

QUIDEL CORPORATION
By:	/s/ Douglas C. Bryant
Douglas C. Bryant
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas C. Bryant and John M. Radak, and each of them with full power of substitution and with full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

	Signature	Title	Date

By:	/s/ Douglas C. Bryant	President, Chief Executive Officer and Director	April 30, 2010

	Douglas C. Bryant	(Principal Executive Officer)

By:	/s/ John M. Radak	Chief Financial Officer	April 30, 2010

	John M. Radak	(Principal Financial and Accounting Officer)

By:	/s/ Mark A. Pulido	Chairman of the Board	April 30, 2010

Mark A. Pulido

By:	/s/ Thomas D. Brown	Director	April 30, 2010

Thomas D. Brown

By:	/s/ Kenneth F. Buechler	Director	April 30, 2010

Kenneth F. Buechler

By:	/s/ Rodney F. Dammeyer	Director	April 30, 2010

Rodney F. Dammeyer

By:	/s/ Mary Lake Polan	Director	April 30, 2010

Mary Lake Polan

By:		Director

Jack W. Schuler

EXHIBIT INDEX

Exhibit
Number	Description	Page or Method of Filing

4.1	Certificate of Incorporation, as amended	Filed as Exhibit 3.1 to Quidel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference

4.2	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of series C Junior Participating Preferred Stock of Quidel Corporation	Filed as Exhibit 1(A) to Quidel’s Registration Statement on Form 8-A filed on January 14, 1997, and incorporated herein by reference

4.3	Amended and Restated Rights Agreement dated as of December 29, 2006 between Quidel and American Stock Transfer and Trust Company, as Rights Agent	Filed as Exhibit 4.1 to Quidel’s Form 8-K filed on January 5, 2007, and incorporated herein by reference

4.4	Amended and Restated Bylaws	Filed as Exhibit 3.2 to Quidel’s Form 8-K filed on November 8, 2000, and incorporated herein by reference

4.5	Amended and Restated 2001 Equity Incentive Plan, effective as of May 12, 2009	Filed as Exhibit 10.1 to Quidel’s Form 8-K filed on May 18, 2009, and incorporated herein by reference

4.6	Form of Restricted Stock/Stock Option Agreement used in connection with the Registrant’s Amended and Restated 2001 Equity Incentive Plan	Filed as Exhibit 10.6 to Quidel’s Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, Independent Public Accountants	Filed herewith

23.3	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	Form of Indemnification Agreement—Corporate Officer and/or Director	Filed as Exhibit 10.1 to Quidel’s Form 8-K filed on August 23, 2005, and incorporated herein by reference